Exhibit 10.2
RESTRICTED STOCK AWARD AGREEMENT
UNDER THE HCC INSURANCE HOLDINGS, INC.
2008 FLEXIBLE INCENTIVE PLAN
     This Restricted Stock Award Agreement (this “Agreement”) is entered into effective as of the date of grant set forth on the signature page below (the “Grant Date”) by and between HCC Insurance Holdings, Inc., a Delaware corporation (the “Company”), and the undersigned employee of the Company or its Subsidiary (the “Employee”). Capitalized terms used herein and not otherwise defined shall have the meaning specified in the HCC Insurance Holdings, Inc. 2008 Flexible Incentive Plan, as amended and restated and as further amended (the “Plan”).
     WHEREAS, under the terms of the Plan the Committee may grant awards of Restricted Stock to Participants in the Plan;
     WHEREAS, Employee is an eligible Participant in the Plan; and
     WHEREAS, the Committee has approved an award of Restricted Stock to Employee on the terms and conditions hereof and subject to the restrictions set forth herein as an incentive for Employee’s performance of services for the Company and/or its Subsidiaries;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the parties hereto agree as follows:
     1. Grant of Restricted Shares. As of the Grant Date, the Company hereby grants and conveys to Employee the number of Shares of Restricted Stock specified on the signature page of this Agreement (the “Restricted Shares”).
          (a) The Restricted Shares shall be subject to the terms of the Plan, which terms are incorporated herein by this reference. Except to the extent expressly provided by the Plan, in the event of any conflict between the terms of this Agreement and those of the Plan, the terms of the Plan, including those with respect to the powers of the Committee, shall prevail and be controlling.
          (b) The Restricted Shares shall be registered in Employee’s name as of the Grant Date through a book entry credit in the records of the Company’s transfer agent, but shall be restricted as described herein during the period prior to the vesting of such shares in accordance with Section 3 (the “Restriction Period”). During the Restriction Period, any certificates representing the Restricted Shares shall carry a legend evidencing the restrictions of this Agreement. The terms of any such legend shall be determined by the Committee in its sole discretion.
          (c) If, from time to time during the Restriction Period, there is any stock dividend, stock split, reorganization, recapitalization, merger, or other event described in Section 14 of the Plan, any and all new, substituted, additional, or other securities to which Employee is entitled by reason of his ownership of the Restricted Shares shall be considered “Restricted Shares” for purposes of this Agreement and shall be subject to the restrictions described in Section 2 during the Restriction Period.

          (d) Subject to the restrictions set forth in Section 2, Employee shall have all the rights of a stockholder with respect to the Restricted Shares, including any applicable voting and dividend rights.
     2. Restrictions.
          (a) During the Restriction Period, Employee shall not sell, transfer, pledge, assign, alienate, hypothecate, or otherwise encumber or dispose of the Restricted Shares other than by will or the laws of descent and distribution. Any attempt to do so contrary to the foregoing shall be null and void.
          (b) If Employee terminates employment with the Company prior to the end of the Restriction Period, the unvested Restricted Shares shall be forfeited and returned to the Company without the payment of any consideration, and Employee shall have no rights with respect to such forfeited shares. For purposes of this Agreement, Employee shall be considered to be an employee of the Company for so long as Employee is a common law employee of the Company or any Subsidiary, and Employee’s employment relationship with an entity which was a Subsidiary shall be deemed to have terminated as of the date on which such entity ceased to be a Subsidiary (even if Employee does not experience a common law termination of employment at such time).
     3. Vesting. The Restricted Shares granted hereunder shall fully vest, and the restrictions imposed pursuant to Section 2 shall lapse immediately prior to the first to occur of the following:
          (a) the fourth anniversary of the Grant Date;
          (b) the date of Employee’s death;
          (c) the date Employee terminates employment with the Company due to Employee’s Disability;
          (d) the date Employee’s employment with the Company is involuntarily terminated by the Company other than for “Cause” (as defined below). Employee’s employment with the Company shall be considered involuntarily terminated by the Company other than for cause if Employee is transferred to or employed by an entity other than the Company or a Subsidiary in connection with a divestiture, spinoff, outsourcing, or similar business transaction, even if Employee does not experience a common law termination of employment in connection with such event or transaction. For purposes of this Agreement and notwithstanding the terms of any other agreement between Employee and the Company, the term “Cause” shall mean (a) material dishonesty by Employee which is not the result of an inadvertent or innocent mistake of Employee with respect to the Company or any Subsidiary; (b) willful misfeasance or nonfeasance of duty by Employee; (c) a material violation by Employee of any material term of his written employment agreement (if any) with the Company or any Subsidiary as determined in the sole discretion of the Company; or (d) conviction of Employee of any felony, any crime involving moral turpitude, or any crime (other than a vehicular offense not involving DUI or personal injury) which in some material fashion results in the injury of the Company’s or any Subsidiary’s reputation, business, or business relationships;
          (e) the date of a Change in Control of the Company; and

          (f) the date on which the Restricted Shares are cancelled in exchange for cash or property (other than securities which are considered Restricted Shares pursuant to Section 1(c)) in connection with a merger or other business transaction, reorganization, or event that is not a Change in Control.
     4. Delivery of Share Certificates; Compliance with Securities Laws. Upon the vesting of any Restricted Shares granted hereunder, the Company shall direct its transfer agent to record such shares as unrestricted or to deliver to Employee certificates evidencing such Restricted Shares. If certificates are delivered to Employee, such certificates shall not bear the legend referenced in Section 1(b). Nothing herein shall obligate the Company to register the Restricted Shares pursuant to any applicable securities law or to take any other affirmative action in order to cause the issuance or transfer of the Restricted Shares to comply with any law or regulation of any governmental authority.
     5. Tax Consequences; Tax Withholding.
          (a) Employee shall be responsible for his own tax liability that arises as the result of this Agreement. Employee acknowledges and understands that he may make an election under section 83(b) of the Code within 30 days after the Grant Date.
          (b) Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding payment to the Company of, the aggregate amount of any federal, state, and local income, employment, Social Security, Medicare, and other taxes that the Company is required to withhold in connection with the Restricted Shares. The Company shall have the right to deduct any such taxes from any amounts paid to Employee by the Company or any Subsidiary.
     6. Notices. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by him in a notice mailed or delivered to the other party. Unless and until some other address is so designated, all notices or communications by Employee to the Company shall be mailed or delivered to the Company, care of its General Counsel, at 13403 Northwest Freeway, Houston, Texas 77040-6094, and all notices or communications by the Company to Employee shall be mailed or delivered to Employee’s address specified on the signature page to this Agreement.
     7. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Employee, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. To the maximum extent permitted by law, (a) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.
     8. No Right to Continued Service. This Agreement does not confer upon Employee any right to remain in the employ of the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company and its Subsidiaries to terminate or change the conditions of his employment at any time.
     9. Successors and Assigns; Binding Effect. This Agreement, and the rights and obligations of the parties hereunder, may not be assigned by any party hereto other than by will or the laws of descent and distribution. All of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors, and permitted assigns.
     10. Entire Agreement. This Agreement, along with the Plan and any other written agreement between the parties specifically incorporated herein by reference, sets forth the entire understanding of the parties hereto with respect to the grant of the Restricted Shares to Employee. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.
     11. Interpretation. The meaning assigned to each term defined herein shall be equally applicable to both the singular and the plural forms of such term and vice versa, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. The terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. When a reference is made in this Agreement to a Section, such reference is to a Section of this Agreement unless otherwise specified. The word “include”, “includes”, and “including” when used in this Agreement shall be deemed to be followed by the words “without limitation”, unless otherwise specified. A reference to any party to this Agreement or any other agreement or document shall include such party’s predecessors, successors, and permitted assigns. Reference to any law means such law as amended, modified, codified, replaced, or reenacted, and all rules and regulations promulgated thereunder. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement, and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement; therefore any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.
     12. Severability. Any provision of this Agreement which is invalid or unenforceable in any applicable jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     13. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of laws principles thereof. To the maximum extent practicable this Agreement calls for performance and shall be performable at the offices of the Company in Houston, Harris County, Texas and venue for any dispute arising hereunder shall lie exclusively in the state and/or federal courts of Harris County, Texas and the Southern District of Texas, Houston Division, respectively.

     14. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. The parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile signatures which shall be deemed original signatures thereof.
     15. EXPIRATION OF AGREEMENT. IF THIS AGREEMENT IS NOT SIGNED AND RETURNED TO THE COMPANY WITHIN 30 DAYS AFTER THE GRANT DATE, THIS AGREEMENT AND THE RESTRICTED STOCK AWARD PROVIDED FOR HEREIN SHALL BE NULL AND VOID.
[SIGNATURE PAGE TO RESTRICTED STOCK AWARD AGREEMENT]

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